UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.        )

Filed	by the Registrant ☑
Filed	by a Party other than the Registrant ☐
Check	the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☑	Soliciting Material Pursuant to Rule 14a-12

COLONIAL PROPERTIES TRUST

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑ No fee required

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Set forth below are copies of the following documents used or distributed by Colonial Properties Trust on June 3, 2013.

•	Employee Communication; and

•	Employee Frequently Asked Questions

Dear Team:

This morning our Company, Colonial Properties Trust (CLP), announced that we have entered into a definitive merger agreement with Mid-America Apartment Community,

Inc. (MAA). Both companies have entered into this agreement after extensive and careful consideration and review. Our Board of Trustees and I believe this transaction is in the long term best interest of our shareholders, our residents and our employees. This merger combines two highly complementary multifamily REIT platforms to establish a leading Sunbelt focused multifamily REIT.

As a result of the merger, this combined REIT will become the second largest multifamily REIT with over 85,000 units in 285 properties, and will have a combined total market cap of over $8.6 billion. By integrating best practices of both companies, the combined company will have a competitive edge in our Sunbelt footprint. Our similarities will benefit not only our residents but you the employee with enhanced abilities and services in technology, a continued commitment in property conditions and a dynamic leadership team and group of employees to serve our residents.

Over the coming weeks you will learn more about MAA and the value that merging the two companies will create for our shareholders, our communities and you. This newly merged REIT will retain the “Mid-America Apartment Communities” name and ticker symbol of MAA on the NYSE with the headquarters based in Memphis, TN. Under the newly merged REIT, Eric Bolton will serve as Chairman and CEO and I along with four of our Trustees will be joining the new board. Together, the leadership teams will be working to establish best practices for the new MAA. I anticipate a closing sometime in the third quarter after approvals from both companies’ shareholders. Until that time we will continue to operate under the current Colonial management team, policies and practices.

In addition to changing the future of our company, I know this merger will be a big change for all of you as well. I also know that you have many questions and concerns. As of today, we do not anticipate any on-property staffing changes. To begin addressing some of your questions and concerns, I am attaching to this e-mail the press release from this morning and related employee FAQ’s. Over the next few days, we will be communicating through a website portal devoted to merger communications. There will be a place on this website where you can submit any questions. Beginning next week, you will have the opportunity to meet Eric Bolton, Chairman and CEO of MAA as well as his leadership team as they begin visiting our properties. Paul Earle and I will join many of those property visits. While we don’t have all the answers to every question you may have now, I am committed to communicating with you openly and honestly as this process unfolds.

Thank you for your hard work over the last 4 1/2 years since my return to active management as you embraced the disciplines of reduction, restructure, renewal and redemption. Together we have retooled the company and have won back the respect and recognition of our investors, bond holders and rating agencies.

Sincerely,

Tom Lowder

Additional Information about the Proposed Transaction and Where to Find It

This communication relates to the proposed merger transaction pursuant to the terms of the Agreement and Plan of Merger, dated as of June 3, 2013, among Mid-America Apartment Communities, Inc. (“MAA”), Mid-America Apartments, L.P., Colonial Properties Trust (“CPT”), Colonial Realty Limited Partnership and Martha Merger Sub, LP.

In connection with the proposed transaction, MAA expects to file with the SEC a registration statement on Form S-4 that will include a joint proxy statement of MMA and CPT that also constitutes a prospectus of MAA, which joint proxy statement will be mailed or otherwise disseminated to MAA and CPT shareholders when it becomes available. MAA and CPT also plan to file other relevant documents with the SEC regarding the proposed transaction. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. You may obtain a free copy of the joint proxy statement/prospectus (if and when it becomes available) and other relevant documents filed by MAA and CPT with the SEC at the SEC’s website at www.sec.gov. Copies of the documents filed by MAA with the SEC will be available free of charge on MAA’s website at www.maac.com or by emailing MAA Investor Relations at investor.relations@maac.com or contacting Leslie B.C. Wolfgang, Senior Vice President, Director of Investor Relations and Corporate Secretary at 901-248-4126. Copies of the documents filed by CPT with the SEC will be available free of charge on CPT’s website at www.colonialprop.com or by contacting Jerry A. Brewer, Executive Vice President, Finance at 800- 645-3917.

Certain Information Regarding Participants

MAA and CPT and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. You can find information about MAA’s executive officers and directors in MAA’s definitive proxy statement filed with the SEC on March 22, 2013 in connection with its 2013 annual meeting of shareholders. You can find information about CLP’s executive officers and directors in CLP’s definitive proxy statement filed with the SEC on March 13, 2013 in connection with its 2013 annual meeting of shareholders. Additional information regarding the interests of such potential participants will be included in the joint proxy statement/prospectus and other relevant documents filed with the SEC if and when they become available. You may obtain free copies of these documents from MAA and CLP using the sources indicated above.

FREQUENTLY ASKED QUESTIONS

MAA and Colonial Properties Trust

Why is this merger being done?

MAA and Colonial Properties Trust operate similar communities in similar markets. Both have people focused on taking good care of residents and each other. With these similarities we believe that combining the two companies will benefit our residents as the enhanced scale will support increased abilities and services in technology, a continued commitment to keep our properties in top condition and a well-trained and enthusiastic on site and support staff to exceed their expectations. In addition, we believe the combination will drive expanded opportunities for our associates and a continued commitment to training and professional development. And finally, the larger combined company will generate enhanced competitive advantages for our shareholders, a stronger and well diversified investment, a strong investment-grade balance sheet and ultimately a company providing superior long-term performance and results.

What will be the leadership of the combined company?

The MAA board of directors will be expanded with 5 directors from the Colonial Properties Trust board joining the new combined board. Tom Lowder will be a director on the combined board. Eric Bolton will serve as Chairman and CEO. Al Campbell will serve as Executive VP and CFO and Tom Grimes will serve as Executive VP and COO. Several other members of the executive and senior management team of Colonial Properties Trust will play key senior roles in the new combined company. There is a high level of cooperation, support and incentive from both management teams to support the near term and long term success of the combined company.

What will the combined company be called and where will the headquarters be?

The company will be called MAA and the headquarters will be in Memphis, Tennessee.

What is the History of MAA and its leadership?

MAA has focused exclusively on apartment real estate since it was founded in 1977 as the Cates Company. The company became publicly owned with an Initial Public Offering in January of 1994. The company is led by Eric Bolton who has been with MAA for close to 20 years. A more detailed history and bios of leadership can be found at www.maac.com.

How do the two companies generally compare in terms of fit?

MAA and Colonial Properties Trust have the same focus on the Sunbelt region of the country with a shared vision for creating long-term success. The cultures of the companies are very similar and share a focus on supporting the hard work that takes place at each property. Both companies have investment grade balance sheets and together will be even stronger.

When is this merger expected to be completed and what has to happen?

The merger should formally close in approximately 3 months. The Shareholders of both companies will need to approve the merger agreement. We will file a joint proxy statement with the SEC in the next 30 days or so. Both teams will continue to operate as they always have, with a focus on the fundamentals of our business and resident satisfaction.

What will change at both companies as a result of the merger?

Both companies are leaders in the apartment business and have many similar practices and policies. We will be doing an extensive review of both companies’ policies taking the best from both to make an even stronger combined company. We will communicate those changes at the appropriate time. Please continue to follow the policies and practices in your company.

Will we sell any properties as a result of this merger?

MAA, like Colonial Properties Trust, approaches all new acquisitions and new development with an eye towards long term ownership of the property. When we find it necessary to sell a property we commit to do the following:

¡	Notify the property teams when the decision is finalized. This is well before brokers will be involved or the property is placed on the market

¡	We will set in place a performance bonus to encourage the team to stay at the property through the sale

¡	We will work to transfer the team to another MAA community. If that is not feasible we will provide a separation bonus. With the larger company there are more opportunities to transfer.

We do not anticipate any needs or plans to make significant changes to our markets as a result of this combination.

What are the core values of MAA and will they change?

MAA is grounded in a tradition of service. We consider it a privilege to serve not only our residents, but also our shareholders and one another. Our strong company culture and core values reflect Our Brighter View and define the way we handle day to day interactions. We are proud to be people serving people by:

¡	Appreciating the uniqueness of each individual

¡	Communicating openly and with integrity

¡	Embracing opportunities

¡	Doing the right thing at the right time for the right reason

Both companies core values are similar in nature and will easily translate over as a combined company.

I work on a community. Will my position be eliminated as a result of this merger?

No, the staffing models at the communities are not expected to change as a result of this merger. We are counting on each of you to serve our residents with your normal compassion and professionalism during this transition.

What about corporate or multi-site positions?

We have a process underway to define the correct multi-site structure, the right support structure and to identify how the areas and regions should be grouped and who should lead them. These are important decisions that will have thoughtful review. We expect to have this completed and communicated by the close date.

Will my salary change?

We do not expect many changes. As a part of the merger, salaries and benefits will be reviewed. We will define ranges and make adjustments as needed to insure that our pay structure is fair and equitable to all associates at all positions. We will keep you informed as we finalize our review of the compensation structure for the combined company.

Will there be any change to how compensation is processed or paid, or any change in any deductions or taxes, in the next few months as a result of this merger?

No, there will be no short term changes in how compensation or taxes are processed.

Will my bonus or commission opportunity change? Will the Colonial Properties Trust Million Dollar Club continue?

Though they are calculated differently, both companies have very similar multi-site, manager, maintenance and leasing bonuses and/or commissions. At this time, you will be paid under the current bonus or commission structure plan as defined by your company. We will keep you updated as we review all plans.

Will I retain my original hire date?

Your last hire date with MAA or Colonial Properties Trust will continue to be used as your hire date when determining tenure based benefits.

Will I have to re-apply or be rescreened in order to keep my position in the new company?

No, we hope to be able to transition all associates over to the new company using the previous background and screening process.

Will I have to move to keep my job?

The vast majority of our positions will not require a move. As we review the multi-site and corporate positions there may be a few that require a move. We hope to keep those changes to an absolute minimum.

Will I have to change my work schedule and/or work weekends or holidays?

Both companies have similar schedules. We will review both and determine which option is best for the combined company. At this time, you will continue working the same schedule.

I have vacation or personal days planned to take off. Is there any requirement or need to change plans?

No, you have earned your time off and we want you to enjoy it.

Will my health benefits such as medical, prescription drugs, vision and dental change?

Your health plan will run through the end of 2013. Both plans are similar and any changes that are needed as a result of the merger or Affordable Care Act will be adjusted for in the 2014 plan. We do not expect the combined company’s health plan to change much but will keep you informed as the renewal nears. Your hire date with MAA or Colonial Properties Trust will continue to be used as your hire date when determining tenure based benefits.

Will my vacation, sick, disability and holiday benefits change?

The packages of both companies are very similar. There will be a few small changes as we blend the two plans but no major changes are anticipated. Your hire date with MAA or Colonial Properties Trust will continue to be used as your hire date when determining tenure based benefits.

Do both companies have an employee apartment discount?

Yes and for both companies the discount is 20%.

How will the 401(K) and Employee Stock Purchase Plan change?

The 401K and ESPP packages of both companies are very similar. There will be a few small changes as we blend the two plans but no major changes are anticipated. Both companies use the Principal as the record-keeper for their 401K plans

Who do I notify if I have an emergency on site?

No changes are necessary as a result of this announcement. Please continue using your current emergency contact process. We will update this process before the merger closes.

What operating system will we use?

Communities on MRI will remain on MRI, Communities on Yardi will remain on Yardi. We will review the options for both groups but it is likely that we will move the MRI communities over to Yardi in 2014.

If a resident asks about the merger what should I tell them?

Please let residents know that there will be very few changes that affect them and that the current high level of service will continue.

I have a major capital improvement project scheduled to begin soon, should I hold off or proceed?

For capital projects please go ahead as planned and follow the current procedures.

When will we learn more and how can I ask a question?

We will have a range of opportunities to ask questions and communicate. It is a big process and we want you fully informed. Please refer any additional questions to MAAQ&A@maac.com. We will post your question on the intranet of both companies and answer it there. We will not post your name when we post the question. If you have a question we want to hear it so please send them in!

For more information on both companies please visit www.maac.com and www.colonialprop.com.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended. These forward-looking statements, which are based on current expectations, estimates and projections about the industry and markets in which MAA and Colonial Properties Trust operate and beliefs of and assumptions made by MAA management and Colonial Properties Trust management, involve uncertainties that could significantly affect the financial results of MAA or Colonial Properties Trust or the combined company. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature. Such forward-looking statements include, but are not limited to, statements about the anticipated benefits of the business combination transaction involving MAA and Colonial Properties Trust, including future financial and operating results, and the combined company’s plans, objectives, expectations and intentions. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to expected synergies, improved liquidity and balance sheet strength — are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Some of the factors that may affect outcomes and results include, but are not limited to: (i) national, regional and local economic climates, (ii) changes in financial markets and interest rates, or to the business or financial condition of either company or business (iii) increased or unanticipated competition for our properties, (iv) risks associated with acquisitions, including the integration of the combined companies’ businesses, (v) maintenance of real estate investment trust (“REIT”) status, (vi) availability of financing and capital, (vii) risks associated with achieving expected revenue synergies or cost savings, (viii) risks associated with the companies’ ability to consummate the merger and the timing of the closing of the merger, and (ix) those additional risks and factors discussed in reports filed with the Securities and Exchange Commission (“SEC”) by MAA and Colonial Properties Trust from time to time, including those discussed under the heading “Risk Factors” in their respective most recently filed reports on Forms 10-K and 10-Q. Neither MAA nor Colonial Properties Trust undertakes any duty to update any forward-looking statements appearing in this document.

Additional Information About This Transaction:

In connection with the proposed transaction, MAA expects to file with the SEC a registration statement on Form S-4 that will include a joint proxy statement of MAA and Colonial Properties Trust that also constitutes a prospectus of MAA. MAA and Colonial Properties Trust also plan to file other relevant documents with the SEC regarding the proposed transaction. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. You may obtain a free copy of the joint proxy statement/prospectus (if and when it becomes available) and other relevant documents filed by MAA and Colonial Properties Trust with the SEC at the SEC’s website at www.sec.gov. Copies of the documents filed by MAA with the SEC will be available free of charge on MAA’s website at www.maac.com or by contacting MAA Investor Relations at 901-682-6600. Copies of the documents filed by Colonial Properties Trust with the SEC will be available free of charge on Colonial Properties Trust’s website at www.colonialprop.com or by contacting Colonial Properties Trust Investor Relations at 205-250-8700.

MAA and Colonial Properties Trust and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. You can find information about MAA’s executive officers and directors in MAA’s definitive proxy statement filed with the SEC on March 22, 2013. You can find information about Colonial Properties Trust’s executive officers and directors in Colonial Properties Trust’s definitive proxy statement filed with the SEC on March 13, 2013. Additional information regarding the interests of such potential participants will be included in the joint proxy statement/prospectus and other relevant documents filed with the SEC if and when they become available. You may obtain free copies of these documents from MAA or Colonial Properties Trust using the sources indicated above.

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

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